[Fried, Frank, Harris, Shriver &  Jacobson LLP Letterhead]

EXHIBIT 5.1

August 10, 2004

Community Health Systems, Inc.

155 Franklin Road, Suite 400

Brentwood, Tennessee 37027

Ladies and Gentlemen:

We are acting as special counsel to Community Health Systems, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3, as may be amended from time to time (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the potential offer and sale from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to U.S. $1,000,000,000 aggregate amount of securities consisting of a combination of (i) shares of common stock, par value $0.10 per share (the “Common Stock”), of the Company; (ii) one or more series of notes or debentures convertible into Common Stock (the “Debt Securities”) that may be issued from time to time by the Company; and (iii) up to 23,134,738 shares of Common Stock that may be sold by Forstmann Little & Co. Equity Partnership-V, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VI, L.P., each an affiliate of Forstmann Little & Co. (the “Selling Stockholders”).  All capitalized terms used herein that are defined in, or by reference in, the Registration Statement have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein.  With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

The Debt Securities will be issued pursuant to an indenture (as may be amended or supplemented from time to time, the “Indenture”), the form of which is attached as an exhibit to the Registration Statement, by and between the Company and Wachovia Bank, National Association, as trustee, or such other bank, trust company or other financial institution to be named that is qualified to act as trustee under the Trust Indenture Act of 1939, as amended (the “Trustee”).

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents, and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.  As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Indenture and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and others and assume compliance on the part of all parties to the Indenture with their covenants and agreements contained therein.

To the extent it may be relevant to the opinion expressed herein, we have assumed that (i) the Company will have sufficient authorized but unissued and unreserved shares of Common Stock on the date of any issuance of shares registered pursuant to the Registration Statement, (ii) the Trustee has the power and authority to enter into and perform the Indenture and to consummate the transactions contemplated thereby, and (iii) the Indenture has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms, and that the Trustee will comply with all of its obligations under the Indenture and all laws applicable thereto.

  Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.                           When the (i) Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale of shares of Common Stock (including any Common Stock duly issued upon the exercise of any Debt Securities that are convertible into Common Stock) registered pursuant to the Registration Statement have been duly approved by the Board of Directors of the Company (the “Board”) in conformity with the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Company’s Restated By-laws (the “By-laws”) and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the

Company, and (iii) such shares of Common Stock have been issued and delivered against payment therefore in an amount equal to at least the par value thereof, in accordance with the terms of the agreement under which they are sold and in a manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

2.                           When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale of the Debt Securities have been established in conformity with the Indenture and duly approved by the Board in conformity with the Certificate of Incorporation and the By-laws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the applicable Indenture has been duly authorized, executed and delivered by the Company and the Trustee, and (iv) the Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment thereof in accordance with the terms of the Indenture, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Debt Securities will constitute valid and binding obligations of the Company.

3.                           The shares of Common Stock that may be sold by the Selling Stockholders are duly authorized, validly issued, fully paid and non-assessable.

We express no opinion as to:

(i)            the validity, binding effect or enforceability of any provision of the Indenture or the Debt Securities relating to indemnification, contribution or exculpation (a) in connection with violations of any applicable laws, statutory duties or public policy, or (b) in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution, or (c) under circumstances involving the negligence of the indemnified or exculpated party or the party receiving contribution in which a court might determine the provision to be unfair or insufficiently explicit;

(ii)           the validity, binding effect or enforceability of any provision of the Indenture or the Debt Securities related to (a) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York, or (b) choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York; and

(iii)          the enforceability of any provision of the Indenture or the Debt Securities specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of any of the documents.

We note that, as of the date of this opinion, in the case of a Debt Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Debt Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Debt Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The opinion set forth above is subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

The opinion expressed herein is limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant, the General Corporation Law of the State of Delaware (which includes applicable provisions of the Delaware Constitution and reported judicial interpretations covering those laws), each as currently in effect. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to this firm under the caption “Legal Matters” in the Prospectus and “Legal Matters” in any Prospectus Supplement.  In giving these consents, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP